SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 1, 2007
Date of Report (Date of earliest event reported)

PAYLESS SHOESOURCE, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-14770	43-1813160
(Commission File Number)	(IRS Employer Identification No.)

3231 Southeast Sixth Avenue
Topeka, Kansas 66607-2207
(Address of Principal Executive Office) (Zip Code)

(785) 233-5171
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a)(1)  The Charter of the Board of Directors requires that any director who has a significant change in occupational status, other than retirement from his or her full-time position, tender their resignation, together with a request to the Compensation, Nominating and Governance Committee that such director not be designated as a nominee for re-election to the Board.  Pursuant to this requirement, at the March 1, 2007 meeting of the Board of Directors, Daniel Boggan Jr. and Howard R. Fricke tendered their resignations.   The Board of Directors declined to accept their resignations.  Both Mr. Boggan and Mr. Fricke serve on the Audit and Finance Committee and Mr. Fricke also currently serves as non-executive Chairman of the Board.

(d)          On March 5, 2007, Payless ShoeSource, Inc., issued a press release announcing Robert F. Moran was elected to its Board of Directors, on March 1, 2007 with a term to expire in 2008. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Exhibits:

          99.1 Press Release, dated March 5, 2007.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYLESS SHOESOURCE, INC.

Date: March 5, 2007	By:	/s/ Ullrich E. Porzig

Ullrich E. Porzig
Senior Vice President,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release, dated March 5, 2007